UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 27, 2013, Alion Science and Technology Corporation (the “Company” or “Alion”) amended the Alion Science and Technology Corporation Employee, Savings and Investment Plan (the “Plan”) by adopting the Second Amendment to the Plan dated as of September 27, 2013 (the “Amendment”). In connection with the Amendment, Alion, the ESOP Committee (as defined in the Plan), and the Trustee (as defined in the Plan) decided to delay the transfer to the Company of employee contributions for investment in the ESOP component of the Plan and the related valuation of Alion’s common stock, until such time as the Company completes a refinancing of existing indebtedness of the Company. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 4.13, and it is incorporated by reference as though it was fully set forth herein. The foregoing summary description of the Amendment is not complete, and it is qualified in its entirety by the complete text of the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

4.13	Second Amendment dated as of September 27, 2013 to Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (amended and restated as of October 1, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Thomas E. McCabe
Name: Thomas E. McCabe
Title: General Counsel

EXHIBIT INDEX

No.	Description

4.13	Second Amendment dated as of September 27, 2013 to Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (amended and restated as of October 1, 2011).